EXHIBIT 99.1






                                  NEWS RELEASE

                                                    FOR FURTHER INFORMATION:

                                                    GREGORY K. CLEVELAND
                                                    TELEPHONE: (612) 305-2261

                                                    BRENDA L. REBEL
                                                    TELEPHONE: (701) 250-3040
                                                    WEBSITE: www.bnccorp.com


                 BNCCORP REPORTS EARNINGS FOR 2003 THIRD QUARTER

Highlights:

 o  Third quarter net income reaches $916,000, or $0.32 per diluted share

 o Year-to-date net income rises nearly 150%, to $3.11 million, or $1.10 per diluted share


BISMARCK, ND, October 16, 2003 - BNCCORP, Inc. (Nasdaq: BNCC), which operates community banking, insurance and brokerage/trust/financial services businesses in Arizona, Minnesota and North Dakota, today reported net income of $916,000, or $0.32 per share on a diluted basis, for the third quarter ended September 30, 2003. For the comparable quarter of 2002, the Company reported net income of $953,000, or $0.34 per diluted share. Results for the year-ago period included a loss of $69,000, or $0.03 per diluted share, from the operations of the Fargo, North Dakota branch office, which was sold on September 30, 2002, and subsequently classified as a discontinued operation.

For the nine months ended September 30, 2003, BNCCORP reported net income of $3.11 million, or $1.10 per diluted share, compared with net income of $1.25 million, or $0.46 per diluted share, for the same period of 2002. The year-ago results included net income of $29,000, or $0.01 per diluted share, from the discontinued Fargo branch operations.

Gregory K. Cleveland, BNCCORP's President and Chief Executive Officer, commented: "Our earnings for the 2003 third quarter nearly matched the year-ago period, despite pressure on the net interest margin due to the current interest rate environment. Lower loan volume and a fall off in loan demand, reflections of the current economic environment, resulted in a shift in the mix of our earning asset portfolio as loans decreased and investment securities increased. Such a change, while still ensuring contribution to the bottom line from the earning asset portfolio and helping us to manage credit risk, also puts pressure on the net interest margin. For the year-to-date period, net income was up nearly 150% over the same period of 2002, partly due to the performance of our insurance business, which is typically strongest in the first quarter, and a significant transaction fee recorded by our financial services division in the second quarter. Recognizing the variability of noninterest income quarter-to-quarter, our performance for the third quarter was in line with our expectations."

Third Quarter Review

Net interest income for the third quarter of 2003 was $3.04 million, versus $4.08 million in the same period of 2002. Due to the adoption of Statement of Financial Accounting Standards No. 150 ("SFAS 150"), the expense associated with the Company's subordinated debentures was classified in interest expense effective July 1, 2003. Previously, that expense was included in noninterest expense. The decrease in net interest income therefore reflects the inclusion of $430,000 in interest expense associated with the subordinated debentures, as well as the effect of market interest rates and the change in earning asset mix, on the net interest margin.

Noninterest income rose 5.4% to $5.40 million for the 2003 third quarter, from $5.12 million for the year-ago period. Noninterest income represented 64.01% of gross revenues for the recent quarter, up from 55.64% a year ago. Insurance commissions of $3.50 million, loan fees of $698,000, and a net gain on the sale of securities of $448,000 were the largest contributors to noninterest income during the 2003 third quarter. Noninterest income for the current year quarter increased from the same quarter in the prior year despite a $371,000 decrease in net gains on sales of securities.

Noninterest expense for the third quarter of 2003 was $6.83 million, down from $7.36 million in the same quarter of 2002. The comparison was affected by the shift in subordinated debenture expense as a result of SFAS 150.

Nine Months Review

Net interest income was $10.72 million for the first nine months of 2003, compared with $10.84 million in the year-ago period. Net interest income for the 2003 period was reduced by the amount of interest expense associated with the subordinated debentures since the effective date of SFAS 150.

Noninterest income increased to $16.03 million for the first nine months of 2003, from $11.59 million reported for the comparable 2002 period. The increase largely reflected the operations of the Milne Scali & Co. insurance agency, acquired in April 2002. Noninterest income represented 59.94% of gross revenues for the recent period, up from 51.66% for the same 2002 period.

Noninterest expense for the first nine months of 2003 was $20.86 million, compared with $19.92 million in the year-ago period. Again, the comparison was affected by the shift in subordinated debenture expense as a result of SFAS 150.

Loan and Deposit Balances

Total loans included in continuing operations were $279.4 million at the end of the 2003 third quarter, compared with $317.1 million a year earlier, the decrease reflecting planned loan reductions and the completion of some financed commercial real estate projects. Investment securities available for sale were $246.3 million at September 30, 2003, compared with $217.6 million a year earlier, the increase reflecting the change in the mix of our earning asset portfolio. Total assets included in continuing operations increased to $595.5 million at the end of the recent period, up from $591.7 million last year. Total deposits included in continuing operations were $376.4 million, compared with $398.4 million at September 30, 2002, the decrease largely attributable to a $20.8 million reduction in brokered and national market certificates of deposit.

Total common stockholders' equity for BNCCORP at September 30, 2003 was $38.2 million, equivalent to book value per common share of $14.10 (tangible book value per common share of $5.76). Net unrealized gains in the investment portfolio as of that date were more than $2.6 million, or approximately $0.97 per share, on a pretax basis.

Asset Quality

The provision for credit losses was $300,000 for the third quarter and $1.48 million for the first nine months of 2003, compared with $400,000 and $802,000 for the respective 2002 periods. The allowance for credit losses as a percentage of total loans was 1.73% at September 30, 2003, compared with 1.49% at December 31, 2002 and 1.56% at September 30, 2002. Our allowance for credit losses as a percentage of total loans has increased primarily due to reduced loan volume. The ratio of total nonperforming assets to total assets improved to 0.99% at the end of the 2003 third quarter, compared with the year-end 2002 level of 1.27% and 0.66% at September 30, 2002. The ratio of allowance for credit losses to total nonperforming loans was 82% at September 30, 2003, strengthening from 66% at December 31, 2002 and reflecting increased allocation of the allowance to certain nonperforming commercial credits.

Non-GAAP Financial Measures

Included in the financial data tables attached as part of this earnings release are some comparative ratios for net interest margin and efficiency. We have presented the comparative ratios due to the inconsistency in reporting that results from the July 1, 2003 adoption of SFAS 150 and the fact that SFAS 150 does not allow restatement of prior periods. Effective July 1, 2003, interest expense on our subordinated debentures is required to be classified in interest expense versus its prior classification in noninterest expense. This results in GAAP ratios that are not comparative between the periods presented. In the comparative ratios presented in the tables below, we have assumed that SFAS 150 had been effective for all periods presented and, therefore, that the interest expense associated with the subordinated debentures (the amount of which is also presented in the tables below) was included in net interest income in all the periods presented. This results in ratios that are comparable between periods and assists in identifying the true impact of other factors on ratios such as net interest margin and efficiency. The comparative ratios are presented immediately following the related GAAP ratios that result from and reflect the adoption of SFAS 150 on July 1, 2003.

BNCCORP, Inc., headquartered in Bismarck, N.D., is a registered bank holding company dedicated to providing a broad range of financial products and superior customer service to businesses and consumers in its local communities. The company operates 22 locations in Arizona, Minnesota and North Dakota through its subsidiary, BNC National Bank. The company also provides a wide array of insurance, brokerage and trust and financial services through BNC National Bank subsidiaries Milne Scali & Company, Inc., BNC Insurance, Inc. and BNC Asset Management, Inc. and the bank's trust and financial services division. The company offers a wide variety of traditional and nontraditional financial products and services in order to meet the financial needs of its current customer base, establish new relationships in the markets it serves and expand its business opportunities.

Statements included in this news release which are not historical in nature are intended to be, and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We caution readers that these forward-looking statements, including without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements due to several important factors. These factors include, but are not limited to: risks of loans and investments, including dependence on local and regional economic conditions; competition for our customers from other providers of financial services; possible adverse effects of changes in interest rates including the effects of such changes on derivative contracts and associated accounting consequences; risks associated with our acquisition and growth strategies; and other risks which are difficult to predict and many of which are beyond our control.


                           (Financial tables attached)

                                      # # #


                                  BNCCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                 For the Quarter                  For the Nine Months
                                                               Ended September 30,                Ended September 30,
                                                         ---------------------------------  ---------------------------------
(In thousands, except per share data)                         2003              2002             2003             2002
-------------------------------------------------------  ---------------   ---------------  ---------------  ----------------
SELECTED INCOME STATEMENT DATA                                     (unaudited)                        (unaudited)
Interest income.....................................           $  6,734        $  8,431         $ 21,467         $  23,837
Interest expense (a)................................              3,697           4,347           10,750            12,996
                                                         ---------------   ---------------  ---------------  ----------------
Net interest income.................................              3,037           4,084           10,717            10,841
Provision for credit losses.........................                300             400            1,475               802
Noninterest income..................................              5,402           5,123           16,032            11,587
Noninterest expense (a).............................              6,834           7,355           20,859            19,916
                                                         ---------------   ---------------  ---------------  ----------------
Income from continuing operations before
   income taxes.....................................              1,305           1,452            4,415             1,710
Income tax provision................................                389             430            1,308               494
                                                         ---------------   ---------------  ---------------  ----------------
Income from continuing operations...................                916           1,022            3,107             1,216
Discontinued operation:
    Income (loss) from operations of discontinued
        Fargo branch, net of income taxes...........                 --             (69)              --                29
                                                         ---------------   ---------------  ---------------  ----------------

Net income..........................................            $   916         $   953         $  3,107          $  1,245
                                                         ===============   ===============  ===============  ================

Dividends on preferred stock........................            $   (30)        $   (30)        $    (90)         $    (49)
                                                         ---------------   ---------------  ---------------  ----------------

Net income available to common stockholders.........            $   886         $   923         $  3,017          $  1,196
                                                         ===============   ===============  ===============  ================

(a) Due to the adoption of SFAS 150, effective
    July 1, 2003 interest expense includes the
    expense associated with the Company's
    subordinated debentures. This expense was
    included in noninterest expense in previous
    periods. The interest expense on the
    subordinated debentures for the four periods
    presented above is as follows:                              $   430         $   464         $  1,300          $  1,376
                                                         ===============   ===============  ===============  ================



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

                                  BNCCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                        For the Quarter                  For the Nine Months
                                                      Ended September 30,                Ended September 30,
                                                ---------------------------------  ---------------------------------
                                                     2003              2002             2003             2002
----------------------------------------------  ---------------   ---------------  ---------------  ----------------
EARNINGS PER SHARE DATA                                   (unaudited)                        (unaudited)

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations............          $  0.33          $   0.37          $  1.12          $   0.45
Income (loss) from discontinued Fargo
  branch, net of income taxes................               --             (0.03)              --              0.01
                                                ---------------   ---------------  ---------------  ----------------
Basic earnings per common share..............          $  0.33          $   0.34          $  1.12          $   0.46
                                                ===============   ===============  ===============  ================
DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations............          $  0.32          $   0.37          $  1.10          $   0.45
Income (loss) from discontinued Fargo
  branch, net of income taxes................               --             (0.03)              --              0.01
                                                ---------------   ---------------  ---------------  ----------------
Diluted earnings per common share............          $  0.32          $   0.34          $  1.10          $   0.46
                                                ===============   ===============  ===============  ================







                                  BNCCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                                               As of
                                                                    ------------------------------------------------------------
(In thousands, except share, per share and full time equivalent       September 30,        December 31,        September 30,
data)                                                                      2003                2002                 2002
-----------------------------------------------------------------   -------------------  ------------------  -------------------
                                                                        (unaudited)                             (unaudited)
SELECTED BALANCE SHEET DATA
Total assets....................................................      $   595,527          $  602,228           $  591,744
Total assets *..................................................          595,527             602,228              591,744
Investment securities available for sale *......................          246,268             208,072              217,619
Total loans *...................................................          279,391             335,794              317,099
Allowance for credit losses *...................................           (4,827)             (5,006)              (4,939)
Goodwill *......................................................           14,526              12,210               13,950
Other intangible assets, net *..................................            8,077               8,875                9,140
Total deposits *................................................          376,425             398,245              398,409
Long term borrowings *..........................................            8,655               8,561                8,573
     * From continuing operations
Notation:
Unrealized gains in investment portfolio, pretax................       $    2,635          $    4,383           $    4,087

Total common stockholders' equity ..............................       $   38,209          $   36,223           $   35,256
Book value per common share.....................................       $    14.10          $    13.41           $    13.07
Tangible book value per common share............................       $     5.76          $     5.60           $     4.51
Effect of net unrealized gains on securities available for
   sale, net of tax, on book value per common share.............       $     0.60          $     1.01           $     0.93
Full time equivalents...........................................              279                 270                  282
Common shares outstanding.......................................        2,709,995           2,700,929            2,697,929


CAPITAL RATIOS
Tier 1 leverage.................................................            4.82%               4.46%                4.19%
Tier 1 risk-based capital.......................................            7.10%               5.92%                6.27%
Total risk-based capital........................................           10.69%               9.53%               10.21%



                                  BNCCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                 For the Quarter                      For the Nine Months
                                                               Ended September 30,                    Ended September 30,
                                                        ------------------------------------   ------------------------------------
(In thousands)                                               2003               2002                2003               2002
------------------------------------------------------- -----------------  -----------------   -----------------  -----------------
                                                          (unaudited)         (unaudited)        (unaudited)       (unaudited)
AVERAGE BALANCES
Total assets *.........................................       $ 607,495        $ 585,264           $ 596,860          $ 560,469
Total assets...........................................         607,495          612,663             596,860            590,146
Loans *................................................         293,619          316,065             317,187            302,332
Earning assets *.......................................         544,562          528,978             539,800            513,752
Deposits *.............................................         375,664          397,340             382,138            388,710
Common stockholders' equity *..........................          37,535           35,335              37,557             33,195
     * From continuing operations


KEY RATIOS
Return on average common stockholders' equity  *.......           9.36%           11.14%              10.74%              4.70%
Return on average common stockholders' equity..........           9.36%           10.36%              10.74%              4.82%
Return on average assets *.............................           0.60%            0.69%               0.70%              0.29%
Return on average assets...............................           0.60%            0.62%               0.70%              0.28%
Net interest margin (a) *..............................           2.21%            3.06%               2.65%              2.82%
Net interest margin assuming SFAS 150 in effect
   for all periods presented (a).......................           2.21%            2.72%               2.44%              2.46%
Net interest margin before impact of derivative
   contracts and assuming SFAS 150 in effect
   for all periods presented * (a).....................           2.20%            2.90%               2.46%              2.65%
Efficiency ratio * ....................................          80.98%           79.88%              77.98%             88.80%
Efficiency ratio assuming SFAS 150 in effect
   for all periods presented * (a).....................          80.98%           78.82%              77.24%             88.07%
Efficiency ratio not including impact of
   derivative contracts and assuming SFAS 150
   in effect for all periods presented * (a)...........          81.17%           76.60%              77.01%             85.15%
Noninterest income as a percent of gross revenues *....          64.01%           55.64%              59.94%             51.66%
* From continuing operations

(a) Beginning July 1, 2003, net interest margin reflects the inclusion of interest expense on the Company's subordinated debentures. This expense was previously included in noninterest expense.




                                  BNCCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                                 As of
                                                          ------------------------------------------------------
                                                           September 30,      December 31,     September 30,
 (In thousands)                                                 2003              2002              2002
-------------------------------------------------------   -----------------  --------------  -------------------
 ASSET QUALITY                                              (unaudited)                         (unaudited)
 Loans 90 days or more delinquent and still accruing
   interest...........................................         $     --          $   5,081          $    194
 Nonaccrual loans.....................................             5,922             2,549             3,502
 Restructured loans...................................               --                --                --
                                                          -----------------  ---------------  ------------------
 Total nonperforming loans............................             5,922             7,630             3,696
 Other real estate owned and repossessed assets.......               --                  8               184
                                                          -----------------  ---------------  ------------------
 Total nonperforming assets...........................          $  5,922         $   7,638         $   3,880
                                                          =================  ===============  ==================
 Allowance for credit losses..........................          $  4,827         $   5,006         $   4,939
                                                          =================  ===============  ==================
 Ratio of total nonperforming loans to
   total loans *......................................              2.12%             2.27%             1.17%
 Ratio of total nonperforming assets to
   total assets *....................................               0.99%             1.27%             0.66%
 Ratio of allowance for credit losses to
   total loans *.....................................               1.73%             1.49%             1.56%
 Ratio of allowance for credit losses to total
   nonperforming loans *.............................                 82%               66%              134%
     * From continuing operations

                                                                 For the Quarter                  For the Nine Months
                                                               Ended September 30,                Ended September 30,
                                                        -----------------------------------------------------------------------
                                                             2003              2002              2003              2002
                                                        -----------------  ----------------  ----------------  ----------------
 Changes in Allowance for Credit Losses:                  (unaudited)      (unaudited)       (unaudited)       (unaudited)
 Balance, beginning of period.........................      $  4,953         $   4,627         $   5,006         $   4,325
 Provision charged to operations expense..............           300               400             1,475               802
 Loans charged off....................................          (438)             (102)           (1,725)             (233)
 Loan recoveries......................................            12                14                71                45
                                                        -----------------  ----------------  ----------------  ----------------
 Balance, end of period...............................      $  4,827         $   4,939          $  4,827         $   4,939
                                                        =================  ================  ================  ================


 Ratio of net charge-offs to average total loans *....        (0.15)%           (0.03)%           (0.52)%           (0.06)%
 Ratio of net charge-offs to average total loans,
   annualized *.......................................        (0.58)%           (0.11)%           (0.70)%           (0.08)%



                                  BNCCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                        For the Quarter                    For the Nine Months
                                                      Ended September 30,                  Ended September 30,
                                                ---------------------------------    ----------------------------------
(In thousands, except share data)                   2003              2002               2003               2002
----------------------------------------------  --------------    ---------------    ---------------    ---------------
ANALYSIS OF NONINTEREST INCOME *                (unaudited)        (unaudited)        (unaudited)        (unaudited)
Insurance commissions........................       $  3,498           $  3,044           $ 10,983           $  5,928
Fees on loans................................            698                521              1,641              1,532
Net gain on sales of securities..............            448                819                869              1,615
Service charges..............................            239                203                667                543
Brokerage income.............................            141                239                291                963
Trust and financial services.................             95                172                912                603
Rental income................................             68                 23                145                 67
Other........................................            215                102                524                336
                                                --------------    ---------------    ---------------    ---------------
    Total noninterest income.................       $  5,402           $  5,123           $ 16,032          $  11,587
                                                ==============    ===============    ===============    ===============
     * From continuing operations

ANALYSIS OF NONINTEREST EXPENSE *
Salaries and employee benefits...............       $  4,113           $  4,085           $ 12,075          $  10,741
Occupancy....................................            564                558              1,750              1,601
Depreciation and amortization................            369                339              1,085                973
Professional services........................            288                329                857              1,105
Office supplies, telephone & postage.........            284                283                893                828
Amortization of intangible assets............            265                265                797                615
Marketing and promotion......................            227                183                522                554
FDIC and other assessments...................             50                 52                152                161
Interest on subordinated debentures..........             --                464                870              1,376
Other .......................................            674                797              1,858              1,962
                                                --------------    ---------------    ---------------    ---------------
    Total noninterest expense................       $  6,834           $  7,355           $ 20,859          $  19,916
                                                ==============    ===============    ===============    ===============
     * From continuing operations

WEIGHTED AVERAGE SHARES
Common shares outstanding (a).................     2,706,323          2,697,929          2,703,577          2,581,865
Incremental shares from assumed conversion of
   options....................................        59,795              7,780             48,272             19,441
                                                --------------    ---------------    ---------------    ---------------
Adjusted weighted average shares (b)..........     2,766,118          2,705,709          2,751,849          2,601,306
                                                ==============    ===============    ===============    ===============
        (a)Denominator for Basic Earnings Per Common Share
        (b)Denominator for Diluted Earnings Per Common Share
